Exhibit 99.1

Contact:

Jeff Misakian

Global Vice President, Investor Relations

(562) 552-9417

jmisakian@go2uti.com

UTi WORLDWIDE REPORTS FISCAL 2012

THIRD QUARTER RESULTS

Long Beach, Calif., December 1, 2011 – UTi Worldwide Inc. (NASDAQ: UTIW) today reported financial results for its fiscal 2012 third quarter ended October 31, 2011.

Fiscal Third Quarter 2012 vs. 2011 Results:

•	Revenues were $1,264.5 million, an increase of 5.5 percent from $1,198.4 million.

•	Net revenues (revenues minus purchased transportation costs) were $443.4 million, an increase of 9.2 percent from $406.1 million.

•	Net income attributable to UTi Worldwide Inc. was $28.5 million, or $0.28 per diluted share, in the third quarter of fiscal 2012, compared to $26.4 million, or $0.26 per diluted share.

Eric W. Kirchner, chief executive officer, said, “We continued to deliver revenue and operating profit growth in each of our business segments, while we controlled expenses in a slowing environment. Airfreight volumes weakened further in the third quarter, particularly in the month of October. Ocean volumes remained on a course of steady improvement, outperforming the market despite the lack of a peak season. Net revenue per unit of cargo expanded in the third quarter, helping to guide an overall increase in net revenue in freight forwarding. Contract logistics and distribution revenue and profit increased by double-digits in the quarter on the strength of new business wins and operational improvement.

“While our third quarter performance was steady, we currently anticipate that our fourth quarter is likely to be adversely impacted by the strengthening of the U.S. dollar, particularly against the South African rand, slowing in the global economy and the timing of Chinese New Year. We do not see a peak in airfreight this year and many clients are planning for a slower environment. We remain attentive to those items we can directly control. The deployment of our new freight forwarding system is proceeding as planned, while we continue to roll out improved global operating processes.”

Revenues increased 5.5 percent in the 2012 fiscal third quarter compared to the prior-year third quarter primarily due to greater contract logistics and distribution activity, increased ocean volumes and higher fuel surcharges. These factors were partially offset by lower volumes in airfreight. Net revenues increased 9.2 percent in the third quarter due to higher net revenue per unit of cargo in freight forwarding and the increased contract logistics and distribution activity.

Operating expenses less purchased transportation costs were $395.1 million in the third quarter of fiscal 2012, an increase of 9.1 percent compared to the same period last year. The company recorded severance costs of $1.7 million in the fiscal 2012 third quarter, primarily related to certain transformation initiatives. The company also recorded $1.7 million in severance costs in the same period last year, primarily related to rationalizing certain operations.

Operating income in the fiscal 2012 third quarter was $48.3 million, which represented 10.9 percent of net revenues. This compares to operating income in the year-ago third quarter of $43.9 million, or 10.8 percent of net revenues. The operating income and margin increases primarily reflect the higher net revenue per unit of cargo in freight forwarding and increased activity in contract logistics compared to the same period last year.

Net interest expense of $3.3 million in the fiscal 2012 third quarter was lower than the $4.5 million recorded in the same period last year, primarily due to lower borrowing rates. Other expense was $0.7 million in the fiscal 2012 third quarter compared to other income of $1.2 million in the third quarter last year. Other income or expense primarily reflects foreign currency gains and losses on certain intercompany loans as well as various withholding taxes on the remittance of funds from subsidiary companies.

Investor Conference Call:

UTi management will host an investor conference call today, December 1, 2011, at 8:00 a.m. PST (11:00 a.m. EST) to review the company’s financial results for the fiscal 2012 third quarter. Investment professionals are invited to participate in the live call by dialing 877-941-9205 (domestic) or 480-629-9692 (international) using conference ID 4488406. The call will be open to all interested investors through a live, listen-only audio Internet broadcast at www.go2uti.com and www.earnings.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from approximately 11:00 a.m. PST, today, through December 4, 2011, by calling 800-406-7325 (domestic) or 303-590-3030 (international) and using replay passcode 4488406.

About UTi Worldwide:

UTi Worldwide Inc. is an international, non-asset-based supply chain services and solutions company providing air and ocean freight forwarding, contract logistics, customs brokerage, distribution, inbound logistics, truckload brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including clients operating in industries with unique supply chain requirements such as the pharmaceutical, retail, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers, and expertise in outsourced logistics services to deliver competitive advantage to each of its clients’ supply chains.

Use of Non-GAAP Financial Information:

This press release includes “non-GAAP financial measures” within the meaning of the Securities and Exchange Commission rules. UTi believes that meaningful analysis of its financial performance requires an understanding of the factors underlying that performance and the company’s judgments about the likelihood that particular factors will repeat. Short-term patterns and long-term trends may be obscured by the impact of certain items. For this reason, the company has included information in the tables to this press release relating to organic revenue and net revenue growth, which are adjusted to exclude the impact of currency fluctuations and, where applicable, acquisitions between comparable periods. The company also has referred to operating expenses less purchased transportation costs, and included information relating to organic operating expenses less purchased transportation costs, which are adjusted to exclude the impact of currency fluctuations and, where applicable, acquisitions between comparable periods. This information is among the information the company uses as a basis for evaluating company performance on a comparable basis over time, allocating resources and planning and forecasting of future periods. The company has also provided this information because such adjustments make performance information more comparable to prior disclosures for investors, and may enhance the ability of investors to analyze the company’s performance. This information is not intended to be considered in isolation or as a substitute for, or superior to, the relevant measures prepared and presented in accordance with U.S. GAAP. For more information on these non-GAAP financial measures, please see the tables at the end of this press release.

Safe Harbor Statement:

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such forward-looking statements may include, but are not limited to, statements about the strengthening of the U.S. dollar, the slowing global economy and the timing of Chinese New Year and their potential impact on the fourth quarter, and other statements not of an historical nature. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including but not limited to the recent economic and political volatility, particularly in Europe and the Middle East, that has materially impacted trade volumes, transportation capacity and pricing dynamics; the financial condition of various European countries; the financial condition of many of the company’s customers; planned or unplanned consequences of the company’s sales initiatives, procurement initiatives and business transformation efforts; the demand for the company’s services; the impact and related costs associated with reorganization efforts and/or cost reduction measures undertaken by the company; increased competition; the impact of volatile fuel costs and changes in foreign exchange rates; changes in the company’s effective tax rates; industry consolidation making it more difficult to compete against larger companies; general economic, political and market conditions, including those in Africa, Asia and EMENA; work stoppages or slowdowns or other material interruptions in transportation services; risks of international operations; risks associated with, and costs and expenses the company will incur as a result of, the ongoing publicly announced U.S. Department of Justice and other governmental investigations into the pricing practices of the air cargo transportation industry and other similar or related investigations and lawsuits; disruptions caused by epidemics, natural disasters, conflicts, wars and terrorism; and the other risks and uncertainties described in “Risk Factors” and “Forward-looking Statements” in the company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q and described in the company’s other filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, the company cannot assure the reader that the results contemplated in forward-looking statements will be realized in the timeframe anticipated or at all. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. Accordingly, investors are cautioned not to place undue reliance on the company’s forward-looking statements. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

# # #

(Tables Follow)

UTi Worldwide Inc.

Condensed Consolidated Statements of Income

(in thousands, except share and per share amounts)

	Three months ended October 31,		Nine months ended October 31,
	2011	2010	2011	2010
	(Unaudited)	(Unaudited)	(Unaudited)	(Unaudited)
Revenues:
Airfreight forwarding	$431,247	$427,878	$1,335,948	$1,215,009
Ocean freight forwarding	325,499	318,898	927,773	895,356
Customs brokerage	31,579	28,993	94,914	81,039
Contract logistics	217,227	187,778	629,051	544,087
Distribution	146,772	127,101	415,866	365,694
Other	112,212	107,756	357,047	303,465

Total revenues	1,264,536	1,198,404	3,760,599	3,404,650

Operating expenses:
Purchased transportation costs:
Airfreight forwarding	335,369	336,958	1,051,426	966,619
Ocean freight forwarding	271,832	269,823	772,685	754,791
Customs brokerage	1,062	1,216	3,822	5,034
Contract logistics	53,668	39,132	151,876	116,418
Distribution	100,413	86,275	283,663	249,313
Other	58,817	58,860	199,779	161,517
Staff costs	238,868	214,857	715,348	626,377
Depreciation	12,204	12,289	36,437	34,964
Amortization of intangible assets	3,870	3,338	12,098	9,845
Severance and exit costs	1,655	—	9,987	—
Other operating expenses	138,497	131,745	416,663	383,008

Total operating expenses	1,216,255	1,154,493	3,653,784	3,307,886

Operating income	48,281	43,911	106,815	96,764
Interest expense, net	(3,323)	(4,476)	(11,414)	(12,521)
Other (expense)/income, net	(677)	1,168	(278)	2,183

Pretax income	44,281	40,603	95,123	86,426
Provision for income taxes	13,971	12,851	29,465	27,106

Net income	30,310	27,752	65,658	59,320
Net income attributable to noncontrolling interests	1,774	1,329	5,506	3,954

Net income attributable to UTi Worldwide Inc.	$28,536	$26,423	$60,152	$55,366

Basic earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.28	$0.26	$0.59	$0.55
Diluted earnings per common share attributable to UTi Worldwide Inc. common shareholders	$0.28	$0.26	$0.58	$0.54
Number of weighted-average common shares outstanding used for per share calculations
Basic shares	102,755,296	100,736,378	102,514,547	100,487,558
Diluted shares	103,410,669	102,016,552	103,460,757	101,866,470

UTi Worldwide Inc.

Condensed Consolidated Balance Sheets

(in thousands)

	October 31, 2011		January 31, 2011
	(Unaudited	)
ASSETS

Cash and cash equivalents	$339,030		$326,795
Trade receivables, net	1,028,244		879,842
Deferred income taxes	10,845		20,400
Other current assets	140,737		131,295

Total current assets	1,518,856		1,358,332
Property, plant and equipment, net	205,594		175,700
Goodwill and other intangible assets, net	538,752		515,578
Investments	1,137		1,102
Deferred income taxes	20,769		29,526
Other non-current assets	39,299		32,467

Total assets	$2,324,407		$2,112,705

LIABILITIES & EQUITY

Bank lines of credit	$154,834		$170,732
Short-term borrowings	879		7,238
Current portion of long-term borrowings	21,780		34,232
Current portion of capital lease obligations	14,254		16,232
Trade payables and other accrued liabilities	879,582		822,887
Income taxes payable	10,937		8,521
Deferred income taxes	1,117		3,881

Total current liabilities	1,083,383		1,063,723
Long-term borrowings, excluding current portion	221,253		61,230
Capital lease obligations, excluding current portion	17,686		19,158
Deferred income taxes	15,174		30,487
Other non-current liabilities	38,757		37,943
Commitments and contingencies
UTi Worldwide Inc. shareholders’ equity:
Common stock	486,877		484,884
Retained earnings	491,294		437,307
Accumulated other comprehensive loss	(44,332)		(35,116)

Total UTi Worldwide Inc. shareholders’ equity	933,839		887,075
Noncontrolling interests	14,315		13,089

Total equity	948,154		900,164

Total liabilities and equity	$2,324,407		$2,112,705

UTi Worldwide Inc.

Condensed Consolidated Statements of Cash Flows

(in thousands)

	Nine months ended October 31,
	2011	2010
	(Unaudited)
OPERATING ACTIVITIES:
Net income	$65,658	$59,320
Adjustments to reconcile net income to net cash provided by operating activities:
Share-based compensation costs, net	11,302	6,396
Depreciation	36,437	34,964
Amortization of intangible assets	12,098	9,845
Amortization of debt issuance costs	1,925	2,256
Deferred income taxes	275	286
Uncertain tax positions	391	(1,491)
Excess tax benefit from share-based compensation	(430)	(102)
(Gain)/loss on disposal of property, plant and equipment	(632)	102
Provision for doubtful accounts	4,474	3,901
Other	1,512	2,288
Net changes in operating assets and liabilities	(111,339)	(106,035)

Net cash provided by operating activities	21,671	11,730

INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(36,969)	(27,337)
Proceeds from disposal of property, plant and equipment	4,706	1,280
Purchases of software and other intangible assets	(26,217)	(10,369)
Net increase in other non-current assets	(4,186)	(4,623)
Acquisitions and related payments	—	(3,449)
Other	(29)	(283)

Net cash used in investing activities	(62,695)	(44,781)

FINANCING ACTIVITIES:
Net (repayments)/borrowings under bank lines of credit	(19,450)	75,910
Net (decrease)/increase in short-term borrowings	(6,588)	782
Proceeds from issuance of long-term borrowings	153,988	81
Repayment of long-term borrowings	(35,286)	(37,997)
Debt issuance cost	(2,153)	—
Repayment of capital lease obligations	(12,039)	(14,797)
Contingent consideration paid	(26)	(3,734)
Acquisition of noncontrolling interest	(13,196)	(8,323)
Dividends paid to noncontrolling interests	(157)	(1,719)
Ordinary shares settled under share-based compensation plans	(1,800)	—
Proceeds from issuance of ordinary shares	1,803	4,011
Excess tax benefit from share-based compensation	430	102
Dividends paid	(6,165)	(6,106)

Net cash provided by financing activities	59,361	8,210
Effect of foreign exchange rate changes on cash and cash equivalents	(6,102)	16,205

Net increase/(decrease) in cash and cash equivalents	12,235	(8,636)
Cash and cash equivalents at beginning of period	326,795	350,784

Cash and cash equivalents at end of period	$339,030	$342,148

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended October 31, 2011
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$859,855	$404,681	$—	$1,264,536

Purchased transportation costs	658,436	162,725	—	821,161
Staff costs	110,609	120,614	7,645	238,868
Depreciation	4,287	7,465	452	12,204
Amortization of intangible assets	1,051	2,279	540	3,870
Severance and exit costs	909	675	71	1,655
Other operating expense	47,350	86,498	4,649	138,497

Total operating expenses	822,642	380,256	13,357	1,216,255

Operating income/(loss)	$37,213	$24,425	$(13,357)	48,281

Interest expense, net				(3,323)
Other expense, net				(677)

Pretax income				44,281
Provision for income taxes				13,971

Net income				30,310
Net income attributable to noncontrolling interests				1,774

Net income attributable to UTi Worldwide Inc.				$28,536

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Three months ended October 31, 2010
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$841,739	$356,665	$—	$1,198,404

Purchased transportation costs	654,092	138,172	—	792,264
Staff costs	98,118	110,023	6,716	214,857
Depreciation	4,296	7,824	169	12,289
Amortization of intangible assets	1,149	2,189	—	3,338
Other operating expenses	50,160	77,397	4,188	131,745

Total operating expenses	807,815	335,605	11,073	1,154,493

Operating income/(loss)	$33,924	$21,060	$(11,073)	43,911

Interest expense, net				(4,476)
Other income, net				1,168

Pretax income				40,603
Provision for income taxes				12,851

Net income				27,752
Net income attributable to noncontrolling interests				1,329

Net income attributable to UTi Worldwide Inc.				$26,423

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Nine months ended October 31, 2011
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$2,591,360	$1,169,239	$—	$3,760,599

Purchased transportation costs	1,998,348	464,903	—	2,463,251
Staff costs	334,876	359,564	20,908	715,348
Depreciation	13,115	21,511	1,811	36,437
Amortization of intangible assets	3,262	6,956	1,880	12,098
Severance and exit costs	5,006	4,163	818	9,987
Other operating expense	147,000	255,320	14,343	416,663

Total operating expenses	2,501,607	1,112,417	39,760	3,653,784

Operating income/(loss)	$89,753	$56,822	$(39,760)	106,815

Interest expense, net				(11,414)
Other expense, net				(278)

Pretax income				95,123
Provision for income taxes				29,465

Net income				65,658
Net income attributable to noncontrolling interests				5,506

Net income attributable to UTi Worldwide Inc.				$60,152

UTi Worldwide Inc.

Segment Reporting

(in thousands)

(Unaudited)

	Nine months ended October 31, 2010
	Freight Forwarding	Contract Logistics and Distribution	Corporate	Total
Revenues	$2,372,503	$1,032,147	$—	$3,404,650

Purchased transportation costs	1,851,574	402,118	—	2,253,692
Staff costs	286,871	321,664	17,842	626,377
Depreciation	12,093	22,329	542	34,964
Amortization of intangible assets	3,179	6,666	—	9,845
Other operating expenses	143,043	224,468	15,497	383,008

Total operating expenses	2,296,760	977,245	33,881	3,307,886

Operating income/(loss)	$75,743	$54,902	$(33,881)	96,764

Interest expense, net				(12,521)
Other income, net				2,183

Pretax income				86,426
Provision for income taxes				27,106

Net income				59,320
Net income attributable to noncontrolling interests				3,954

Net income attributable to UTi Worldwide Inc.				$55,366

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Three months ended October 31, 2011
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating Income/(Loss)
EMENA	$256,160	$54,690	$66,424	$38,217	$2,441
Americas	195,407	227,441	48,525	105,429	14,501
Asia Pacific	277,047	16,416	56,907	10,418	20,061
Africa	131,241	106,134	29,563	87,892	24,635
Corporate	—	—	—	—	(13,357)

Total	$859,855	$404,681	$201,419	$241,956	$48,281

	Three months ended October 31, 2010
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating Income/(Loss)
EMENA	$240,001	$63,543	$61,386	$36,764	$2,848
Americas	173,248	189,405	48,526	99,327	15,281
Asia Pacific	314,662	12,156	50,130	7,975	17,068
Africa	113,828	91,561	27,605	74,427	19,787
Corporate	—	—	—	—	(11,073)

Total	$841,739	$356,665	$187,647	$218,493	$43,911

UTi Worldwide Inc.

Geographic Reporting

(in thousands)

(Unaudited)

	Nine months ended October 31, 2011
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating Income/(Loss)
EMENA	$808,050	$169,756	$201,492	$115,052	$1,596
Americas	574,877	647,313	144,912	306,781	30,177
Asia Pacific	825,159	46,006	162,595	29,330	52,765
Africa	383,274	306,164	84,013	253,173	62,037
Corporate	—	—	—	—	(39,760)

Total	$2,591,360	$1,169,239	$593,012	$704,336	$106,815

	Nine months ended October 31, 2010
	Freight Forwarding Revenue	Contract Logistics and Distribution Revenue	Freight Forwarding Net Revenue	Contract Logistics and Distribution Net Revenue	Operating Income/(Loss)
EMENA	$700,329	$191,626	$178,771	$111,702	$8,051
Americas	488,886	545,561	133,617	284,312	30,522
Asia Pacific	886,693	32,475	136,735	21,903	42,189
Africa	296,595	262,485	71,806	212,112	49,883
Corporate	—	—	—	—	(33,881)

Total	$2,372,503	$1,032,147	$520,929	$630,029	$96,764

UTi Worldwide Inc.

Organic Growth Reconciliation

(Unaudited)

Set forth below is a reconciliation of the Company’s organic growth rates and the growth rates based on the Company’s GAAP reported results in the Company’s revenues, net revenues and operating expenses less purchased transportation costs for the three and nine months ended October 31, 2011 and 2010, respectively. Organic growth is a non-GAAP measure that excludes the impact of foreign currency translation and acquisitions, where applicable.

Three months ended October 31, 2011:

	Organic Growth	+/(-) Currency Impact	Total Net Change
Revenues	5%	1%	6%
Net revenues	9%	—%	9%
Operating expenses less purchased transportation costs	9%	—%	9%

Nine months ended October 31, 2011:

	Organic Growth	+/(-) Currency Impact	Total Net Change
Revenues	6%	4%	10%
Net revenues	8%	5%	13%
Operating expenses less purchased transportation costs	9%	4%	13%